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                                                                       EXHIBIT 2

CUSIP No. 578462103

                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13D

            The undersigned agree as follows:

            (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

            (ii) each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows of has reason to believe that such information is inaccurate.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

            Dated: April 18, 2005

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                                              HENRY BIRKS & SONS INC.

                                              By: /s/ Sabine Bruckert
                                                  ------------------------------
                                                  Name:  Sabine Bruckert
                                                  Title: General Counsel and
                                                         Corporate Secretary

                                              REGALUXE INVESTMENT Sarl

                                              By: /s/ Filippo Recami
                                                  ------------------------------
                                                  Name:  Filippo Recami
                                                  Title: Chief Executive Officer

                                              DR. LORENZO ROSSI DI MONTELERA

                                              By: /s/ Lorenzo Rossi di Montelera
                                                  ------------------------------
                                                  Name: Lorenzo Rossi di
                                                        Montelera